                         DELMARVA POWER & LIGHT COMPANY

                                800 KING STREET
                                  P.O. BOX 231
                           WILMINGTON, DELAWARE 19899


   HOWARD E. COSGROVE
     CHAIRMAN OF THE BOARD, PRESIDENT
     AND CHIEF EXECUTIVE OFFICER

                                           April 22, 1994

   To The Holders of Common Stock of
     Delmarva Power & Light Company:

     You are cordially invited to attend the Annual Meeting of Stockholders of Delmarva Power & Light Company (the "Company") to be held at the University of Delaware's John M. Clayton Hall, located on Rt. 896 North, Newark, Delaware, on Thursday, May 26, 1994 at 11:00 A.M.
     The purpose of the meeting is:

      1. To elect three members of the Board of Directors;
      2. To appoint the Company's independent public accountants for the year 1994; and
      3. To transact such other business as may properly come before the meeting.

     The close of business on April 18, 1994 has been fixed by the Board of Directors as the time for determining the holders of Common Stock entitled to vote at this meeting.
     Please date, sign and mail the enclosed proxy as promptly as possible in the enclosed return envelope. Stockholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.


                                           Yours very truly,


                                           SIG

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 | Whether or not you expect to be present at the Annual Meeting, please     |
 | sign, date and return the accompanying proxy promptly so that your shares | | may be represented and voted at the Meeting. You may revoke your proxy if |
 | you so desire at any time before it is voted. A return envelope, which    |
 | requires no postage if mailed in the United States, is enclosed for your  |
 | convenience.                                                              |
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

                         DELMARVA POWER & LIGHT COMPANY

                                800 KING STREET
                                  P.O. BOX 231
                           WILMINGTON, DELAWARE 19899




                                PROXY STATEMENT

       This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Delmarva Power & Light Company (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 26, 1994 and at any adjournments thereof. This Proxy Statement and accompanying proxy will be mailed to holders of Common Stock on or about April 22, 1994.

       Properly executed proxies received in time for the meeting will be voted in the manner set forth on the proxy unless specifically otherwise directed by the stockholder. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time by delivering notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company before the proxy is voted, and stockholders who are present at the meeting may revoke their proxies and vote in person.

       The Company's proxies are returned to an outside proxy agent who tabulates the results of the voting and notifies the Company in writing. Proxies voted at the Annual Meeting are counted by the Company's Inspectors of Election for the Annual Meeting. The Inspectors of Election are Company officers who have been appointed by the Board of Directors.

       If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter and broker non-votes will have no effect.

       The Annual Report of the Company for the year 1993, containing financial statements, was mailed to all stockholders of record on or about March 21, 1994, and subsequently to all new stockholders through the close of business on April 18, 1994.

       On December 31, 1993, the Company had outstanding 58,829,283 shares of Common Stock. All holders of record of outstanding Common Stock at the close of business on April 18, 1994, are entitled to one vote per share at the meeting.

   PROPOSAL NO. 1 - ELECTION OF DIRECTORS

       The Board of Directors currently consists of ten members divided into three classes. Three nominees are to be elected at the Annual Meeting to serve for a term of three years or until their successors are elected and qualified. The remaining seven directors will continue to serve as set forth herein, with four directors having terms expiring in 1995 and three directors having terms expiring in 1996.

       Unless such authority is withheld, it is the intention of the persons named in the accompanying proxy to vote such proxy for the nominees named herein, who, with the exception of Michael B. Emery, are currently serving as directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Although it is contemplated that all of the nominees will be able to serve, in the event the inability of one or more to do so is made known prior to the meeting, the proxy holders will vote for a substitute nominee or nominees as selected by the Board of Directors.

       Effective May 26, 1994, Elwood P. Blanchard, Jr., a director since 1988, is retiring from the Company's Board of Directors.

       Michael B. Emery, Senior Vice President of E.I. duPont deNemours & Company, Wilmington, Delaware, has consented to have his name placed in nomination. Mr. Emery is active in the community, serving as a board member of non-profit organizations and educational institutions.

       All of the nominees for director were recommended by the Nominating Committee and were approved by the Board of Directors on November 18, 1993.

       The election of directors requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting.

       The nominees and directors are listed herein, together with their principal occupation or employment, certain additional information as of December 31, 1993, and their respective terms. Except as otherwise indicated, nominees and directors have been engaged in their present occupations for at least the past five years.

                         Equity Securities Beneficially
                         Owned on February 28, 1994 (1)

   Nominees for Director                              Common Shares
   -----------------------------------------------------------------
   CLASS I - TERM EXPIRING IN 1997
       MICHAEL B. EMERY.......................            1,000
       SARAH I. GORE..........................            1,000
       H. RAY LANDON..........................           19,034(2)(3)
   Incumbent Directors
   -----------------------------------------------------------------
   CLASS II - TERM EXPIRING IN 1995
       HOWARD E. COSGROVE.....................           24,069(2)(4)
       AUDREY K. DOBERSTEIN...................            1,000
       JAMES C. JOHNSON.......................            1,020
       JAMES T. MCKINSTRY.....................            1,637(5)
   Incumbent Directors
   -----------------------------------------------------------------
   CLASS III - TERM EXPIRING IN 1996
       MICHAEL G. ABERCROMBIE.................              550(6)
       ROBERT D. BURRIS.......................              500
       JAMES H. GILLIAM, JR...................            1,000
   Other Executive Officers
   -----------------------------------------------------------------
       PAUL S. GERRITSEN......................            8,373(2)
       RALPH E. KLESIUS.......................            8,465(2)(4)
       THOMAS S. SHAW.........................            7,053(2)
       As of February 28, 1994, all current executive officers and directors as a group (20 persons) owned beneficially 128,770 shares of Common Stock, representing 0.22% of the shares of Common Stock outstanding.

   ----------

   (1) Includes shares owned beneficially by officers/directors and Other Executive Officers of the Company pursuant to the Company's Savings & Thrift Plan and PAYSOP (as defined on page 19) as of January 31, 1994.

   (2) Includes 12,180, 2,940, 2,960, 5,900 and 2,960 shares of performance-based restricted stock for Messrs. Cosgrove, Gerritsen, Klesius, Landon and Shaw, respectively, which were granted as a part of the Company's Long-Term Incentive Plan. The number of shares actually earned will depend on the Company's performance, as measured by Total Stockholder Return (stock appreciation and dividends paid), relative to the Peer Group (as defined on page 9) at the end of a four-year period.

   (3) Does not include 4,200 shares of Common Stock owned by Mr. Landon's wife, beneficial ownership of which he disclaims.

   (4) Messrs. Cosgrove and Klesius are deemed to have beneficial ownership of 14,400 and 4,400 shares, respectively, of Common Stock which currently may be acquired upon the exercise of stock options granted under the Company's Long-Term Incentive Plan.

   (5) Does not include 25 shares of Common Stock owned by Mr. McKinstry's daughter, beneficial ownership of which he disclaims.

   (6) Does not include 300 shares of Common Stock owned by Mr. Abercrombie's wife, beneficial ownership of which he disclaims.

   Nominees for Class I Directors with Terms
   Expiring in 1997:

   Michael B. Emery, age 55. Senior Vice President of            PHOTO
   E.I. duPont deNemours & Company (a diversified chemical, energy, and specialty products company), Wilmington, Delaware (Vice President of
   Engineering 1989 to 1990, Director - Interconnect and Packing 1987 to 1989).















   Sarah I. Gore, age 59. Director since 1990. Human             PHOTO
   Resources Associate, W. L. Gore & Associates, Inc.
   (a high technology manufacturing company), Newark, Delaware. Vice Chairperson of the Compensation
   Committee, member of the Executive Committee of the Board. Director of Delaware Trust Company,
   Wilmington, Delaware.















   H. Ray Landon, age 58. Director since 1988.                   PHOTO
   Executive Vice President of the Company. Member of the Executive and Investment Committees of the Board. Director of Delmarva Capital Investments,
   Inc., a wholly-owned subsidiary of the Company, Wilmington, Delaware. Director of Artisans'
   Savings Bank, Wilmington, Delaware.

   Class II Directors with Terms
   Expiring in 1995:

   Howard E. Cosgrove, age 51. Director since 1986.              PHOTO
   Chairman, President and Chief Executive Officer of the Company (President and Chief Operating Officer
   1991 to 1992, Executive Vice President 1985 to
   1991). Chairperson of the Executive Committee and
   Member of the Investment, Nominating and Nuclear
   Oversight Committees of the Board. Director of
   Delmarva Capital Investments, Inc., a wholly-owned subsidiary of the Company, Wilmington, Delaware.
   Director of Wilmington Trust Company, Wilmington,
   Delaware.











   Audrey K. Doberstein, age 61. Director since 1992.            PHOTO
   President of Wilmington College, New Castle,
   Delaware. Chairperson of the Nominating Committee and member of the Audit Committee of the Board.











   James C. Johnson, age 59. Director since 1992.                PHOTO
   President and member of the Board of Directors of Loyola Capital Corporation and President of its primary subsidiary, Loyola Federal Savings & Loan
   Bank, Baltimore, Maryland. Chairperson of the
   Audit Committee and member of the Compensation
   Committee of the Board.

   James T. McKinstry, age 67. Director since 1987.              PHOTO
   Partner and Director, law firm of Richards, Layton
   & Finger, Wilmington, Delaware. Chairperson of the
   Nuclear Oversight Committee, Vice Chairperson of the Executive Committee and member of the Investment Committee of the Board.



   Class III Directors with Terms
   Expiring in 1996:


   Michael G. Abercrombie, age 54. Director since                PHOTO
   1993. President of Cato, Inc. (a petroleum distributorship), Salisbury, Maryland. Member of the Nominating and Nuclear Oversight Committees of the Board.













   Robert D. Burris, age 49. Director since 1993.                PHOTO
   President of Burris Foods, Inc. (a refrigerated food distribution company), Milford, Delaware.
   Member of the Audit Committee of the Board.
   Director of Mellon Bank Delaware, Wilmington,
   Delaware.

   James H. Gilliam, Jr., age 49. Director since                 PHOTO
   1993. Director and Executive Vice President and
   General Counsel of Beneficial Corporation (a financial services company), Wilmington, Delaware
   (Executive Vice President, General Counsel and
   Secretary from 1989 to 1992, Senior Vice
   President, General Counsel and Secretary from 1987 to 1989). Member of the Compensation and Investment Committees of the Board. Director of
   Bell Atlantic Corporation, Philadelphia,
   Pennsylvania.



   Board of Directors Meetings

       The Board of Directors held ten regular meetings in 1993. All incumbent directors attended more than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors and meetings of the Committees of the Board on which they served.

   Committees and Committee Meetings

       The Board of Directors has Audit, Executive, Investment, Nominating, Compensation and Nuclear Oversight Committees. In 1993, the Audit Committee held 2 meetings, the Executive Committee held 3 meetings, the Investment Committee held no meetings, the Nominating Committee held 2 meetings, the Compensation Committee held 3 meetings, and the Nuclear Oversight Committee held 2 meetings.

       The Audit Committee meets primarily to review and approve the scope of the annual audit of financial statements by the independent certified public accountants and to review and approve or disapprove the reports rendered by the independent certified public accountants. The Audit Committee also recommends independent certified public accountants for appointment by vote of the holders of shares of Common Stock at the Company's Annual Meeting.

       The Executive Committee, during intervals between meetings of the Board of Directors, may exercise all powers of the Board of Directors (except those powers specifically reserved by Delaware and Virginia law and the Company's Restated Certificate and Articles of Incorporation, as amended, and By-Laws, as amended, to the full Board of Directors) in the management of all affairs of the Company.

       The Investment Committee reviews financial investments and policies encompassing matters beyond normal cash management functions, including overseeing equity funding from the Company to its subsidiary companies.

       The Nominating Committee meets primarily to review and screen all recommendations submitted to it and to select potential candidates for vacancies that occur on the Board of Directors and to make recommendations to the Board of Directors for candidates to fill those vacancies. The

   Nominating Committee, in recommending candidates for election as directors, endeavors to locate candidates for Board membership who have attained prominent positions in their fields of endeavor and whose backgrounds indicate that they have broad knowledge and experience and the ability to exercise sound business judgment. The Nominating Committee will consider nominees recommended by stockholders for election as directors. The name of any such nominee, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company, pursuant to the Company's By-Laws, as amended.

       The Compensation Committee reviews the compensation programs, makes recommendations regarding the salaries of the principal officers and remuneration of the directors, designates appropriate programs to carry out the purpose of the Long-Term Incentive Plan and approves the distribution of payments under the Management Incentive Compensation Plan.

       The Nuclear Oversight Committee reviews the status of those nuclear power stations of which the Company is a part owner and assesses the Company's position in respect to related matters.

   Director's Compensation

       Directors who are not officers of the Company receive an annual retainer of $12,000 plus $700 for each Board meeting attended and $600 for each Committee of the Board meeting attended. Chairpersons of the Audit, Compensation, and Nuclear Oversight Committees receive an additional annual retainer of $1,000.

   Changes to By-Laws

       At its meeting on September 30, 1993, the Board of Directors amended the By-Laws of the Company to reflect minor revisions to the wording of the document to render it gender-neutral.

                         DELMARVA POWER & LIGHT COMPANY
                      BOARD COMPENSATION COMMITTEE REPORT

   PRINCIPLES OF EXECUTIVE COMPENSATION PROGRAM
   Overall Objectives

       The Company's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with high quality service at a competitive price and providing the Company's stockholders with a competitive return on their investment.

       Toward that end, the program provides:
        * Total compensation levels that are competitive with those provided by other utilities from which the Company may compete for executive talent.
        * Base salary levels related to position and individual performance.
        * Annual incentive compensation that varies based on corporate and individual performance.
        * Long-term incentive compensation based on long-term performance that increases stockholder value.

       In administering the executive compensation program, the Compensation Committee attempts to strike an appropriate balance among these objectives, each of which is discussed in greater detail below. Competitive Compensation Levels

       Compensation (base salary, annual incentive, and long-term incentive) opportunities are developed for Company executives utilizing the Edison Electric Institute ("EEI") Executive Compensation Survey Report and counsel with the Company's outside consulting firm, Towers Perrin. In general, executive compensation is targeted to the median of utility industry peers contained in the EEI Executive Compensation Survey Report (the "Peer Group") for each component of the compensation program. The compensation Peer Group does not include all of the same companies as the published industry index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement. However, 44 out of the 47 companies (93.6%) in the Dow Jones Electric Utilities Index are included in the EEI Executive Compensation Survey Report.

       Each component of the executive compensation program is reviewed on an annual basis to ensure its alignment with the Company's compensation philosophy. Annual base salary increases reflect the individual's performance and contribution over several years in addition to the results for a single year. Year to year changes in annual incentive awards vary with the Company's annual performance results. Following the 1993 salary increases, the Company's salary level for each of its five named executive officers was below the median of the salary range defined by the Peer Group.

       The Company has examined the IRS regulation pertaining to the $1,000,000 compensation deductibility cap for each of the five named executive officers and has determined that the regulation is not applicable to the Company, since the total compensation for any one individual is significantly below the cap.

   Annual Incentive Compensation

       The Company's Management Incentive Compensation Plan is designed to motivate participants to accomplish stretch financial and individual goals. The corporate financial goals relate to both customer and stockholder measurements. Two criteria must be met before there are any awards under this plan: (1) at least half of specified corporate goals must be met; and (2) actual earnings per share ("EPS") for the year must exceed 95% of the Company's EPS goal.

       The awards, upon satisfaction of these criteria, contain two components, corporate performance and individual performance. Approximately 80% of the maximum incentive opportunity for the Company's senior executives, including those named in the compensation tables in this Proxy Statement, arises out of corporate performance, which is measured by (a) the Company's EPS as compared with the Company's EPS goal, and (b) the Company's net change in electric rates per kilowatt hour as compared against the net change in the electric rates of the Peer Group over a three-year period. Generally, the payout in connection with corporate performance is determined in the following manner. There is a basic incentive opportunity ("BIO") set at the beginning of each year, which is expressed as a percentage of salary. The BIO is adjusted at year-end based upon corporate performance. This adjusted amount may not exceed 150% of the BIO. The adjustment is made based upon the EPS/Rates multiplier (the "multiplier"), which takes corporate performance into account. The BIO assumes that 100% of the annual EPS goal is met and the net change in rates over a three-year period equals the industry average. Therefore, the multiplier starts at 1.00, but it may be adjusted up or down to reflect actual results. If actual EPS is higher than the goal, the multiplier is increased by 5% for each 1% above the goal. If actual EPS is lower than the goal, the multiplier is decreased by 20% for each 1% below the goal. A second adjustment is made for the average change in rates over a three-year period, as compared to the Peer Group. If the Company's rates go down more, or increase less, than the industry average, the multiplier is increased by 5% for each 1% positive deviation. If the Company's rates increase more, or decrease less than the industry average, the decrease is 2% for each 1% negative deviation.

       The remaining approximately 20% of the maximum incentive opportunity for senior executives arises out of individual performance, with a particular focus on achievement of individual goals, as evaluated at each January 1 merit review.

   Long-Term Incentive Compensation

       The Company's Long-Term Incentive Plan reinforces the importance of providing investors with a competitive return on their investment. Participants in the Plan are contingently awarded shares of the Company's stock. Beginning with 1993, awards granted under this Plan consist entirely of shares of performance-based restricted stock. Actual awards are made after the end of a four-year performance cycle and are based on a comparison of the Company's performance, as measured by Total Stockholder Return (stock appreciation and dividends paid), to the Peer Group. The target number of shares will be awarded if the Company's Total Stockholder Return Percentile (4-year cumulative as compared to the Peer Group) is in the 50% to 59.9% range. The threshold number will be awarded if the Total Stockholder Return Percentile is in the 35% to 39.9% range and the maximum number will be awarded if the Stockholder Return Percentile is in the 90% to 100% range. Formerly, the Plan also provided for stock options and dividend rights, some of which are still outstanding.

   SUMMARY OF ACTIONS TAKEN BY THE COMPENSATION COMMITTEE

       The Compensation Committee, consisting entirely of outside directors, reviews and approves each of the Company's executive compensation plans and assesses the effectiveness of the program as a whole. This includes activities such as reviewing the design of the Company's various incentive plans and assessing the reasonableness of the overall executive compensation program.

       In addition, the Committee administers key aspects of the Company's salary program and incentive plans, such as approving the annual salary increase budget, setting the targets used in the annual incentive plan, approving the size of the annual incentive pool and setting grant levels under the annual and long-term incentive plans. With respect to the annual incentive pool, individual awards are not limited by the size of the total pool. The awards are limited by the Plan to 27% of base salary for each of the senior executives, including the five named executive officers, and other specified amounts for other employees covered by the Plan.

       Finally, the Committee implements the Company's executive compensation program, which includes the Chief Executive Officer and the Company's four other most-highly compensated executives - i.e., the five "named executive officers." Significant actions by the Committee for fiscal year 1993 included setting salaries and reviewing criteria for and approving the awarding of annual incentive awards, and long-term incentive grants.

   CHIEF EXECUTIVE OFFICER COMPENSATION

       Mr. Cosgrove assumed the position of Chairman of the Board, President and Chief Executive Officer in October 1992.

   Salary Action

       Effective October 1, 1992, Mr. Cosgrove was granted an annual salary increase as a result of his promotion to Chairman of the Board, President and Chief Executive Officer, which reflected an adjustment to align his salary with the median of the Peer Group. The adjustment placed Mr. Cosgrove's salary at approximately ninety percent of the median for Chief Executive Officers in comparably-sized utiIities. Mr. Cosgrove's salary was not increased for the fiscal year 1993.

   Annual Incentive Award

       Mr. Cosgrove's annual incentive award for 1993, as shown in the compensation table contained in this Proxy Statement, was based upon the following: (a) actual EPS for the year was 109% of the Company's EPS goal,
   (b) all of the eight corporate goals established for 1993 were met or exceeded (these goals were in the areas of safety, cost, conservation, customer relations, employee absenteeism, and team effectiveness), and (c) the Company's average kilowatt hour rate went down an average of 0.5% while its Peer Group increased an average of 2.7%, for a net positive deviation of 3.2% during the period of 1991-1993.

   Long-Term Incentive Plan

       Long-term incentive grants represent an important component of the compensation opportunity for the Chief Executive Officer.

       Consistent with the Company's Long-Term Incentive Plan, the Committee determined the 1993 grants of performance-based restricted stock (reflected in the compensation tables contained in this Proxy Statement) made to Mr. Cosgrove. The initial award of performance-based restricted stock is targeted at providing a long-term opportunity consistent with similar awards made to other utility executives from the Peer Group who earn similar salary levels. The number of shares actually earned, if any, will be awarded in 1997 based on a comparison of the Company's performance, as measured by Total Stockholder Return compared to the Peer Group over the four-year period 1993-1996, as discussed under "Long-Term Incentive Compensation" on page 10.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee is comprised solely of non-officer directors. There are no Compensation Committee interlocks.

   COMPENSATION COMMITTEE

      E. P. Blanchard, Jr., Chairperson        J. H. Gilliam, Jr.
      S. I. Gore, Vice Chairperson             J. C. Johnson

   Summary Compensation Table

       The following table sets forth certain information regarding compensation earned during 1992 and 1993 by the Company's Chief Executive Officer and for the last three fiscal years by each of the Company's four other most highly compensated executive officers based on compensation earned during 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term Compensation
                                                                                           -----------------------------
                                                                 Annual Compensation            Awards          Payouts
                                                           -------------------------------------------------------------
                          (a)                 (b)        (c)         (d)        (e)        (f)         (g)        (h)      (i)
                                                                               Other    Restricted  Securities          All Other
                                                                            Annual Com-   Stock     Underlying   LTIP      Com-
                                                                             pensation   Award(s)    Options    Payouts  pensation
              Name and Principal Position     Year    Salary($)    Bonus($)      $         $(1)        (#)         ($)    ($)(2)
- ----------------------------------------------------------------------------------------------------------------------------------
H. E. Cosgrove     Chairman of the Board       1993     320,000      86,400      -0-        -0-          -0-       -0-      28,584
                   President and Chief         1992(3)  245,000         -0-      -0-        -0-        5,900       -0-      32,551
                   Executive Officer
H. R. Landon       Executive Vice President    1993     200,000      53,600      -0-        -0-          -0-       -0-     105,998
                                               1992     185,000         -0-      -0-        -0-        4,800       -0-     104,464
                                               1991     175,000      44,700      -0-        -0-        8,500       -0-        -
T. S. Shaw         Senior Vice President/      1993     150,000      39,800      -0-        -0-          -0-       -0-      11,506
                   President, Delmarva         1992     139,900         -0-      -0-        -0-        1,300       -0-      12,740
                   Capital Investments, Inc.   1991     119,300      30,700      -0-        -0-        3,400       -0-        -
R. E. Klesius      Senior Vice President       1993     150,000      38,300      -0-        -0-          -0-       -0-      10,890
                                               1992     129,300         -0-      -0-        -0-        1,300       -0-      11,446
                                               1991     113,400      28,100      -0-        -0-        3,400       -0-        -
P.S. Gerritsen     Vice President              1993     146,200      37,300      -0-        -0-          -0-       -0-      17,108
                                               1992     146,200         -0-      -0-        -0-        2,800       -0-      18,409
                                               1991     139,500      31,700      -0-        -0-        5,000       -0-        -
#-Number of units   $-Dollar amounts



   ----------

   (1) Dividends on shares of performance-based restricted stock are accrued at the same rate as that paid to all holders of Common Stock. Restricted stock awards are reported in the Long-Term Incentive Plan table on page 14. As of December 31, 1993: Mr. Cosgrove held 6,110 shares of restricted stock with a value of $136,235 (1,230 shares with a grant-date market price of $20.50 per share and 4,880 shares with a grant-date market price of $22.75 per share); Mr. Landon held 3,250 shares of restricted stock with a value of $71,710 (990 shares with a grant-date market price of $20.50 per share and 2,260 shares with a grant-date market price of $22.75 per share); Messrs. Shaw and Klesius each held 1,610 shares of restricted stock with a value of $35,997.50 (280 shares with a grant-date market price of $20.50 per share and 1,330 shares with a grant-date market price of $22.75 per share); and

       Mr. Gerritsen held 1,590 shares of restricted stock with a value of $34,845 (590 shares with a grant-date market price of $20.50 per share and 1,000 shares with a grant-date market price of $22.75 per share).

   (2) In accordance with transitional provisions set forth in the Proxy Rules of the Securities and Exchange Commission (the "SEC"), amounts of All Other Compensation have not been included for the Company's 1991 fiscal year. The amounts of All Other Compensation for each of the five named executive officers for fiscal year 1993 include the following: for Mr. Cosgrove, $5,896 in Company matching contributions to the Company's Savings & Thrift Plan and an accrual of $22,484 for dividend rights acquired through the Company's Long-Term Incentive Plan; for Mr. Landon, an $80,000 deposit made by the Company into a trust which is subject to the claims of the Company's creditors to cover future pension liability under the Company's Supplemental Executive Retirement Plan (due to Internal Revenue Service limits on annual benefits payable under qualified, defined benefit plans and due to Mr. Landon's seniority with the Company, this deposit towards future pension liability was necessary to satisfy the requirement that Mr. Landon's pension be calculated on the same effective basis as other management employees who are not subject to these limits), $5,004 in Company matching contributions to the Company's Savings & Thrift Plan, and an accrual of $20,790 for dividend rights acquired through the Company's Long-Term Incentive Plan; for Mr. Shaw, $3,756 in Company matching contributions to the Company's Savings & Thrift Plan and an accrual of $7,546 for dividend rights acquired through the Company's Long-Term Incentive Plan; for Mr. Klesius, $3,756 in Company matching contributions to the Company's Savings & Thrift Plan and an accrual of $6,930 for dividend rights acquired through the Company's Long-Term Incentive Plan; and for Mr. Gerritsen, $3,660 in Company matching contributions to the Company's Savings & Thrift Plan and an accrual of $13,244 for dividend rights acquired through the Company's Long-Term Incentive Plan. In addition, the amounts of All Other Compensation for each of the five named executive officers include $204 in term life insurance premiums paid by the Company on such officer's behalf (which insurance is provided on an equal basis to all employees of the Company). All dividends on shares of restricted stock are accrued at the same rate as that paid to all holders of Common Stock.

   (3) H. E. Cosgrove was elected Chairman of the Board and Chief Executive Officer effective October 1, 1992. In accordance with the SEC Proxy Rules, compensation amounts include compensation for the fiscal year 1992 earned prior to his becoming the Chairman of the Board and Chief Executive Officer. Also, in accordance with the provisions of these Rules, compensation has not been included for fiscal year 1991.

   Option Exercises During 1993 and Year-End Option Values

       The following table provides information related to options exercised by the five named executive officers during 1993 and the number and value of options held at year-end. The Board of Directors, at its January 1993 meeting, approved an amendment to the Company's Long-Term Incentive Plan eliminating awards of Common Stock options and dividend rights effective fiscal year 1993. The Company does not grant stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                       (a)                               (b)                (c)              (d)             (e)
                                                                                          Number of
                                                                                         Securities        Value of
                                                                                         Underlying      Unexercised
                                                                                         Unexercised     In-the-Money
                                                                                         Options at       Options at
                                                                                          FY-End(#)       FY-End ($)

                                                   Shares Acquired         Value
           Name and Principal Position             on Exercise (#)    Realized ($)(1)    Exercisable    Exercisable(2)
  ---------------------------------------------------------------------------------------------------------------------
   H. E. Cosgrove        Chairman of the Board                -0-                -0-           14,400           38,625
                          President and Chief
                          Executive Officer

   H. R. Landon          Executive Vice President          13,300(3)          38,513              -0-              -0-

   T. S. Shaw            Senior Vice President/             8,100(4)          23,750              -0-              -0-
                          President, Delmarva
                          Capital Investments, Inc.

   R. E. Klesius         Senior Vice President                -0-                -0-            4,400           11,425

   P. S. Gerritsen       Vice President                     7,800(4)          13,800              -0-              -0-

   ----------
   (1) Value is calculated based on the difference between the exercise price of the options and the market value of the Company's Common Stock underlying the options at the time the options were exercised.

   (2) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on December 31, 1993, was $23.625. Value is calculated on the basis of the difference between exercise price of the options and $23.625, which difference is multiplied by the number of options. The options all are currently exercisable.

   (3) Of the shares acquired upon exercise, 12,171 were simultaneously sold.

   (4) All of the shares acquired upon exercise were simultaneously sold.

   Performance-Based Restricted Stock Grants Chart

       The following table shows the number of shares of performance-based restricted stock that were granted to the five named executive officers as part of the Company's Long-Term Incentive Plan for 1993. It also shows the number of shares of Common Stock that would be awarded if the threshold, target or maximum performance is achieved at the end of the four-year performance period.


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                                                          Estimated Future
                                                                                                      Payouts Under Non-Stock
                                                                                                         Price-Based Plans
                                                                                                --------------------------------
                          (a)                             (b)                   (c)                (d)        (e)        (f)
                                                       Number of           Performance or
                                                   Restricted Shares     Other Period Until     Threshold    Target    Maximum
              Name and Principal Position              (#)(1)          Maturation or Payout       (#)        (#)        (#)
   -----------------------------------------------------------------------------------------------------------------------------
   H. E. Cosgrove     Chairman of the Board             4,880                4 yrs.              1,220        4,880     7,320
                      President and Chief
                      Executive Officer
   H. R. Landon       Executive Vice President          2,260                4 yrs.                565        2,260     3,390
   T. S. Shaw         Senior Vice President/            1,330                4 yrs.                333        1,330     1,995
                      President, Delmarva
                      Capital Investments, Inc.
   R. E. Klesius      Senior Vice President             1,330                4 yrs.                333        1,330     1,995
   P. S. Gerritsen    Vice President                    1,000                4 yrs.                250        1,000     1,500

   ----------
   (1) Shares of performance-based restricted stock were granted as a part of the Company's Long-Term Incentive Plan. Actual awards are made after the end of a four-year performance cycle and are based on a comparison of the Company's performance, as measured by Total Stockholder Return (stock appreciation and dividends paid), to the Peer Group. The target number of shares will be awarded if the Company's Total Stockholder Return Percentile (4-year cumulative as compared to the Peer Group) is in the 50% to 59.9% range. The threshold number will be awarded if the Total Stockholder Return Percentile is in the 35% to 39.9% range and the maximum number will be awarded if the Stockholder Return Percentile is in the 90% to 100% range.

   Stock Performance Chart

       The following chart compares the yearly change in the cumulative Total Stockholder Return on the Company's Common Stock during the last five fiscal years ended December 31, 1993, with the cumulative total return of the Standard & Poor's ("S&P") 500 Index and the Dow Jones ("D J")
   Electric Utilities Index. The comparison assumes $100 was invested on December 31, 1988, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
             AMONG DELMARVA POWER, THE STANDARD & POOR'S 500 INDEX
                   AND THE DOW JONES ELECTRIC UTILITIES INDEX


 250 |------------------------------------------------------------------|
     |                                                                  |
     |-                                                                -|
     |                                                      &           |
 200 |------------------------------------------------------------------|
     |                                &          &          @           |
     |-                               @          @          *          -|
     |                                           *                      |
 150 |--------------------------------*---------------------------------|
     |            &         &                                           |
     |-           @         @                                          -|
     |            *         *                                           |
 100 |*@&---------------------------------------------------------------|
     |                                                                  |
     |-                                                                -|
     |                                                                  |
  50 |------------------------------------------------------------------|
     |                                                                  |
     |-                                                                -|
     |                                                                  |
   0 |--|---------|---------|---------|----------|----------|--------|--|
                1989      1990      1991       1992       1993

  DELMARVA POWER & LIGHT = *    S&P 500 = @     D J ELECTRIC UTILITIES = &

  (1)  $100 INVESTED ON 12/31/88 IN STOCK OR INDEX -
       INCLUDING REINVESTMENT OF DIVIDENDS.
       FISCAL YEAR ENDING DECEMBER 31 OF EACH YEAR.

   Retirement Plan

                               PENSION PLAN TABLE

                                                      Annual Retirement Benefits to
                                                    Persons in Specified Remuneration
                                                   and Years of Service Classifications
                                ----------------------------------------------------------------------------
        Average Annual
      Earnings for the 5
     Consecutive Years of                          Credited Years of Service
      Earnings that result      ----------------------------------------------------------------------------
        in the Highest            15              20              25              30              35
           Average              Yrs.(1)          Yrs.            Yrs.            Yrs.            Yrs.
      ------------------------------------------------------------------------------------------------------
          $ 125,000             $22,020         $ 38,632        $ 48,290        $ 57,948        $ 67,606
            200,000(2)           35,700           62,632          78,290          93,948         109,606
            300,000(2)           53,940           94,632         118,290         141,948 (3)     165,606 (3)
            400,000(2)           72,180          126,632 (3)     158,270 (3)     189,948 (3)     221,606 (3)
            500,000(2)           90,240          158,632 (3)     198,290 (3)     237,948 (3)     277,606 (3)

   ----------
   (1) Represents reduced early retirement benefit payable at age 55.

   (2) Effective January 1, 1994, annual compensation recognized in computing Average Annual Earnings under the Retirement Plan may not exceed $150,000 as limited by Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). With the exception of this limitation, and the exclusion of dividend rights granted as part of the Company's Long-Term Incentive Plan and Company contributions under the Savings & Thrift Plan and Supplemental Executive Retirement Plan, Average Annual Earnings include substantially all cash compensation shown in the Summary Compensation Table on page 12. Compensation in excess of the limitation of Section 401(a)(17) is recognized in computing the benefit payable under the Supplemental Executive Retirement Plan described herein.
   (3) For 1994, the limit on annual benefits payable under qualified, defined benefit plans is $118,800. The amount in excess of $118,800 in the above table would be payable under the Supplemental Executive Retirement Plan described herein.

       The Company has a trusteed, noncontributory Retirement Plan covering all regular employees. Directors who are not employees of the Company do not participate in the Plan. Subject to the maximum limitation on benefits imposed by Section 415(b) of the Internal Revenue Code, the Retirement Plan provides management employees, including all officers, a retirement income equal to years of service times the sum of (a) plus (b) where (a) is 1.30% of the Average Annual Earnings (for the five consecutive years of earnings that result in the highest annual average) up to the Average Social Security Earnings Base ($22,800 in 1994), and where (b) is 1.60% of such Average Annual Earnings above the Average Social Security Earnings Base. Normal retirement is age 65; however, employees may retire as early as age 55 with an actuarial reduction in benefits and also at age 60 without such reduction, provided they have completed the requisite number of years of service with the Company. Aside from the integration feature of the above-described benefit formula, retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts.

       Annual benefits payable upon retirement will be in the form of a joint and 50% survivor annuity for married individuals and a straight life annuity for single individuals. Both the straight life and joint and survivor forms are paid to management employees in specified remuneration and years of service classifications, as illustrated in the Pension Plan Table above.

       Messrs. Cosgrove, Landon, Gerritsen, Shaw and Klesius have, respectively, 27, 30, 16, 22 and 28 credited years of service under the Company's Retirement Plan.

       In the event of a change in control of the Company, as defined in the Retirement Plan, the Plan's surplus assets are to be allocated to the extent available to (i) satisfy all Plan liabilities, (ii) fund certain post-retirement medical benefits and death benefits and (iii) subject to certain limitations, increase the benefits payable to employees who were active participants on the date of such change in control by crediting each such participant with an additional five years of deemed credited service and five years of deemed salary increases at 5% per year. If the Plan is terminated or merged or benefits are reduced within five years of such change in control, any remaining surplus assets would be allocated to the extent available to (a) provide a 2% cost of living increase for retirees for each year of retirement and (b) subject to certain limitations, increase the benefits payable to employees who were active participants on the date of such termination, merger or benefit curtailment by crediting each such participant with additional years of deemed credited service for the ten-year period following such change in control together with salary increases at 5% per year for such period. The Retirement Plan requires that the obligations described above that are assumed following such a change in control must be funded by the purchase of a guaranteed annuity contract.

   Supplemental Executive Retirement Plan

       The Company has a Supplemental Executive Retirement Plan ("SERP") for vice presidents and above, or others designated by the Chief Executive Officer and approved by the Compensation Committee, and those employees, including the five named executive officers, who are subject to the maximum benefit limitations of Section 415(b) of the Internal Revenue Code or limitations on compensation under Section 401(a)(17) of the Internal Revenue Code. Participants meeting the requirements specified in the Plan may, at the discretion of the Compensation Committee, be awarded additional credit for service with other firms. The additional amounts of pensions and any related survivor benefits attributable to such additional service credit are paid out of the general funds, annuities or life insurance contracts bought with the general funds of the Company. The SERP also provides that in the event of a change in control, as defined therein, the Company will satisfy liabilities accrued under the SERP through the purchase of fully paid annuity or life insurance contracts.

       Payments under the SERP are not subject to the maximum limitations on benefits imposed by Section 415(b) of the Internal Revenue Code.

   Management Incentive Compensation Plan

       The Company has a Management Incentive Compensation Plan established by the Board of Directors. Participants, including the five named executive officers, are eligible for compensation upon the attainment of prescribed goals related to financial performance, relative price competitiveness, control of expenses and management objectives. The Compensation Committee of the Board of Directors approves the performance goals for each year and the amount of any awards under the Plan. Seventy participants, including all officers, were credited with a total of $1,417,600 (equal to 1.5 cents per share outstanding) based on results for 1993. The maximum award was 27.0% of annual salary. The Management Incentive Compensation Plan provides that in the event of a change of control of the Company, as defined therein, at the option of the participant, the Company will pay all Incentive Awards earned but not distributed.

   Management Life Insurance Plan

       In order to provide executives with life insurance coverage equivalent to approximately three times their annual salary, which is the coverage for other employees, the Company has a Management Life Insurance Plan under which the Company offers whole life insurance policies to its officers, including the five named executive officers, and selected members of management. Premium payments made by the Company for the fifty participants are fully recoverable at the employee's retirement or death, whichever occurs first. In addition, the Company bears the entire cost for $50,000 in coverage for each of the fifty participants under its Group Term Insurance Plan, which is available to all employees on an equal basis. In the event of a change of control of the Company, as defined in the Management Life Insurance Plan, the Company will prepay all premiums to any life insurance policy under this Insurance Plan.

   Long-Term Incentive Plan

       The Company also has a Long-Term Incentive Plan ("LTIP") for certain officers, including the five named executive officers and key employees of the Company and its subsidiaries. LTIP provides for the authority to grant the following types of long-term incentive awards: stock options, both non-qualified stock options and incentive stock options, stock appreciation rights, restricted stock, and performance awards, or such other forms of awards as the Compensation Committee of the Board of Directors may in its discretion deem appropriate. In addition to previously approved non-qualified stock options and dividend rights programs (which now have been eliminated), the Compensation Committee approved a performance-based restricted stock program which became effective on January 1, 1992. These programs are distinctly separate and none depends upon the other for any specific level of grant. There were 31,600 shares of performance-based restricted stock granted to forty-seven participants in 1993. The fixed date for payout under the Dividend Rights

   Program is five years after the date of grant. The exercise price of the stock options granted under the Long-Term Incentive Plan is 100% of the fair market value of the Common Stock on the date of grant and is payable in cash or shares of Common Stock. Options may be exercised after one year with an expiration date of either ten years or when the participant reaches the age of 70, whichever occurs first. There are no dividend, voting or other rights of a stockholder in connection with an option grant, unless and until the participant receives stock upon exercise of the option.

       No more than 750,000 shares of Common Stock may be issued under the LTIP during the ten-year period ending April 28, 1997, the date of termination of the Plan, unless approved by the holders of Common Stock and certain regulatory agencies.

       The Board of Directors, at its January 1993 meeting, changed the "mix" of LTIP components from a combination of non-qualified stock options, dividend rights, and performance-based restricted stock to 100% performance-based restricted stock. The change is effective January 1, 1993, and does not affect any awards granted prior to 1993. In the event of a change of control of the Company as defined in the LTIP document, all restrictions on shares of performance-based restricted stock will lapse immediately, without regard to performance criterion, and shares will be immediately issued to all participants. In addition, all dividends in each Dividend Rights Account will be immediately paid or, at the employee's option, the ongoing obligation to make such payments will continue.

   Severance Agreements

       The Company has entered into severance agreements with the five named executive officers and thirty-nine other members of management. The severance agreements are intended to encourage the continued dedication of members of the Company's management. These agreements provide potential benefits for such persons upon actual or constructive termination of employment (other than for cause) following a change of control of the Company, as defined in such agreements. Each affected employee would receive a severance payment equal to 2.99 times base salary (as defined in Section 280G of the Internal Revenue Code), and entitlement to Company-paid life, disability, medical and dental benefits for 24 months following termination, as well as an amount in cash equal to the actuarial equivalent value of accrued retirement pension credits equal to 24 months following termination; provided, however, that if any payments under such agreements would not be deductible by the Company as a result of Section 280G of the Internal Revenue Code, the amounts payable under such agreements will be reduced until the entire payment is deductible.

   Savings & Thrift Plan and PAYSOP

       The contributory Savings & Thrift Plan was inaugurated September 1, 1964, and amended effective July 1, 1984, to add a cash or deferred option (as described in Section 401(k) of the Internal Revenue Code). Under the Plan, the Company contributes in cash or in Common Stock 50% (subject to Plan limitations) of the amount deposited by employees (from 1% to 5% of the eligible straight time earnings) with an independent trustee. All Company matching contributions are invested in Company Common Stock. Employees are fully vested in Company contributions immediately.

       During the period the Company was making contributions to a tax credit performance-based employee stock ownership plan ("PAYSOP"), employees of the Company, including officers, who had completed one year of service were eligible to participate. For tax years in which the Company elected to claim a tax credit under the Internal Revenue Code, the Company transferred to PAYSOP shares of Company stock or cash equal in value to the claimed credit. Common Stock acquired by PAYSOP was allocated to participant's accounts on a per capita basis. Contributions under PAYSOP ceased as of January 1, 1987 due to the elimination of the payroll-based employee stock ownership credit by the Tax Reform Act of 1986. The Common Stock acquired by PAYSOP for the benefit of the participants will continue to be held in trust and distributed in accordance with rules under the Internal Revenue Code applicable to tax credit employee stock ownership plans.

       The Savings & Thrift Plan and PAYSOP permit participants to direct the trustee to vote Company Common Stock allocated to their accounts on any matter for which a stockholder vote is solicited and, in the event of a tender or exchange offer, will require the plan trustee to solicit and follow the instructions of a participant as to shares of the Company's Common Stock allocated to such participant's account.

   PROPOSAL NO. 2 - APPOINTMENT OF THE COMPANY'S
   INDEPENDENT PUBLIC ACCOUNTANTS

       Coopers & Lybrand, Certified Public Accountants, have been recommended by the Audit Committee to examine the financial statements of the Company for the year 1994. The By-Laws of the Company require the independent public accountants to be appointed by vote of the holders of Common Stock.

       Representatives of Coopers & Lybrand will be present at the Annual Meeting to respond to appropriate questions and may make such statements as they may desire.

       A favorable vote of the holders of a majority of the Common Stock present and entitled to vote is necessary to appoint Coopers & Lybrand as the Company's independent public accountants.

       Your Board of Directors recommends that you vote FOR the adoption of Proposal No. 2.

                                 OTHER MATTERS

       If any other matters are properly brought before the meeting, it is intended that the holders of the proxies will vote thereon in accordance with their best judgment.

                                   * * * * *

   Stockholder Proposals

       Any stockholder proposal intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 23, 1994, in order to be eligible to be considered for inclusion in the Company's proxy materials relating to that Meeting.

   Solicitation

       The cost of the solicitation, including the expenses of brokers and others who may forward solicitation material to beneficial owners, will be borne by the Company. Officers and employees of the Company may solicit proxies personally or by telegraph or telephone as well as by use of the mails.

   Participants in the Dividend Reinvestment and Common Share Purchase Plan Please Note

       The proxy includes the number of shares that are held in your name according to the stock transfer books of the Company and the number of shares, beneficially owned by you, that are held in nominee name by Wilmington Trust Company, Agent for the Dividend Reinvestment and Common Share Purchase Plan ("DRIP"). Your vote with respect to the shares that are held in your name is also an instruction for voting the DRIP shares.



                                           D. P. Connelly
                                            Secretary
   Wilmington, Delaware, April 22, 1994

                          DIRECTIONS TO CLAYTON HALL -
                      UNIVERSITY OF DELAWARE NORTH CAMPUS
                (Watch for signs directing you to Clayton Hall)






   To: Clayton Hall
   From: Kirkwood Highway (Rt. 2)

       Drive South on Kirkwood Highway, turn right onto Cleveland Ave. at Porter Chevrolet, drive past 2 traffic lights, turn right onto New London Rd. (Rt. 896), look for blue signs for Clayton Hall - University of Delaware North Campus on right (about 1/8 of a mile).

   To: Clayton Hall
   From: I-95 or Rt. 896

       Exit onto Northbound Rt. 896 Newark exit and continue north on South College Ave., past the University of Delaware athletic complex, over the bridge and past other University of Delaware buildings until you come to East Main Street. Turn left onto East Main Street (position yourself in the right lane), turn right onto New London Road (Rt. 896), drive up New London Road, pass through one traffic light, look for signs for Clayton Hall - University of Delaware North Campus on the right (about 1/8 of a mile past traffic light).


                          (SEE MAP ON FOLLOWING PAGE)

                                     INSERT
                                      MAP


      (MAP IS DEPICTING MAJOR HIGHWAYS IN THE NEWARK, DELAWARE AREA AND
          HIGHLIGHTS CLAYTON HALL, SITE OF THE 1994 ANNUAL MEETING).

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PROXY	HOWARD E. COSGROVE, JAMES H. GILLIAM, JR., AND JAMES C. JOHNSON,
        OR ANY ONE OF THEM, ARE HEREBY AUTHORIZED TO REPRESENT AND VOTE
        THE SHARES OF THE UNDERSIGNED AT THE ANNUAL MEETING OF STOCKHOLDERS OF DELMARVA POWER & LIGHT COMPANY TO BE HELD ON MAY 26, 1994, OR AT ANY ADJOURNMENTS THEREOF, AS DIRECTED ON THE BOTTOM PORTION THEREOF, AND IN THEIR DISCRETION TO VOTE AND ACT UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE SAID MEETING AND ADJOURNMENTS THEREOF.

                       DELMARVA POWER & LIGHT COMPANY

  1)  TO ELECT DIRECTORS, THE NOMINEES ARE:
  3-YEAR TERM -- MICHAEL B. EMERY     SARAH I. GORE  	H. RAY LANDON

TO VOTE FOR ALL NOMINEES, MARK AN "X" IN THE "FOR ALL" BOX ON THE LOWER PORTION OF CARD. TO WITHHOLD AUTHORITY ON ANY INDIVIDUAL NOMINEE, MARK AN "X" IN THE BOX MARKED "FOR ALL EXCEPT" AND PRINT THE APPROPRIATE NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

TO VOTE MARK AN /X/ IN BLUE OR BLACK INK ON THE CARD BELOW.               01

                                    DELMARVA POWER & LIGHT COMPANY
VOTE ON DIRECTORS
  FOR                            FOR
  ALL     OR   WITHHOLD    OR    ALL
                 ALL            EXCEPT      1.  ______________________________________________________________
 /X/             /X/              /X/           USE ONLY TO WITHHOLD AUTHORITY TO VOTE ON INDIVIDUAL NOMINEES
                                                                     / /
VOTE ON OTHER PROPOSALS
  FOR           AGAINST         ABSTAIN     2.	APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT AUDITOR.
 /X/             /X/             /X/
                                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
                                                THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE,
                                                THE PROXY WILL BE VOTED FOR THE PROPOSALS.
                                                                        ---
                                                SIGN
                                                HERE__________________________________________________

                                                SIGN
                                                HERE__________________________________________________ DATE_________________, 1994

                                                PLEASE SIGN NAME OR NAMES AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF YOUR SHARES
                                                AS INDICATED ABOVE.  WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT
                                                OWNERS SHOULD SIGN.  PERSONS SIGNING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEES, ETC.
                                                SHOULD SO INDICATE.
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